As Filed with the Securities and Exchange Commission on July 1, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Brush Engineered Materials Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1919973
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

17876 St. Clair Avenue

Cleveland, Ohio 44110
Telephone: (216) 486-4200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John J. Pallam

Vice President, General Counsel
Michael C. Hasychak
Vice President, Treasurer and Secretary
17876 St. Clair Avenue
Cleveland, Ohio 44110
Telephone: (216) 486-4200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David P. Porter Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114 Telephone: (216) 586-3939	John J. Jenkins Calfee, Halter & Griswold LLP 1400 McDonald Investment Center 800 Superior Avenue Cleveland, Ohio 44114 Telephone: (216) 622-8200

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-114147

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered	Per Unit	Price	Registration Fee (2)

Common Stock, no par value (1)	402,500	$18.75	$7,546,875	$956.19

(1)	This registration statement also relates to rights to purchase the registrant’s preferred stock issued pursuant to the Rights Agreement, dated May 10, 2000, by and between Brush Engineered Materials Inc. and National City Bank, N.A., as rights agent. Until the Distribution Date (as defined in the Rights Agreement), these rights are not exercisable, are evidenced by the certificates for the common shares and are transferred solely with the common shares. The value attributable to these rights, if any, is reflected in the value of the common shares, and, accordingly, no separate fee is paid.

(2)	The Registrant hereby certifies that (i) the Registrant has instructed a bank to transmit by wire transfer the filing fee to the Securities and Exchange Commission, (ii) the Registrant will not revoke such instruction and (iii) the Registrant has sufficient funds in such account to cover the amount of the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3 to register an additional 402,500 shares of common stock, no par value, of Brush Engineered Materials Inc. (the “Registrant”), in connection with the offering contemplated by that certain registration statement on Form S-3 (File No. 333-114147) (the “Initial Registration Statement”) of the Registrant, which was declared effective by the Securities and Exchange Commission on June 30, 2004. The Registrant hereby incorporates by reference the Initial Registration Statement herein in its entirety.

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SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on July 1, 2004.

BRUSH ENGINEERED MATERIALS INC.

Date: July 1, 2004

By:	/s/ MICHAEL C. HASYCHAK

Michael C. Hasychak Vice President, Treasurer and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: July 1, 2004	* ------------------------------------------------ Gordon D. Harnett Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

Date: July 1, 2004	* ------------------------------------------------ John D. Grampa Vice President Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: July 1, 2004	* ------------------------------------------------ Albert C. Bersticker Director

Date: July 1, 2004	* ------------------------------------------------ David H. Hoag Director

Date: July 1, 2004	* ------------------------------------------------ Joseph P. Keithley Director

Date: July 1, 2004	* ------------------------------------------------ William B. Lawrence Director

Date: July 1, 2004	* ------------------------------------------------ William P. Madar Director

Date: July 1, 2004	* ------------------------------------------------ William G. Pryor Director

Date: July 1, 2004	* ------------------------------------------------ N. Mohan Reddy Director

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Date: July 1, 2004	* ------------------------------------------------ William R. Robertson Director

Date: July 1, 2004	* ------------------------------------------------ John Sherwin, Jr. Director

*	This Registration Statement has been signed on behalf of the above officers and directors by Michael C. Hasychak, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to the Initial Registration Statement.

Date: July 1, 2004

By:	/s/ MICHAEL C. HASYCHAK

Michael C. Hasychak
Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit
Number	Description of Document

5.1	Opinion of Jones Day.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Jones Day (included in Exhibit 5.1).
24.1	Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-3 filed by Brush Engineered Materials Inc. on April 2, 2004, Registration No. 333-114147), incorporated herein by reference.

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